Exhibit 10.8
                               LOCK-BOX AGREEMENT


                                                                  March 31, 1999

LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois  60674


                  Re:      ACS Funding Trust I
                           Lock-Box No.:  4522
                           Lock-Box Account No. 8601046967

Ladies and Gentlemen:

                  ACS Funding Trust I (the "Assignor") hereby notifies you that in connection with certain transactions involving the Assignor's accounts receivables, the Assignor will transfer exclusive ownership and control of its lock-box number 4522 (the "Lock-Box") and the corresponding lock-box account no. 8601046967 maintained with you (the "Lock-Box Account") to First Union Capital Markets Corp., as deal agent (the "Agent"). These transfers will become effective upon your receipt of a notice of effectiveness, substantially in the form attached hereto as Attachment 1 (the "Notice of Effectiveness"), which shall be delivered via facsimile transmission to your attention. Except as specifically stated herein, the Wholesale Lockbox Mail Service Agreement between you and the Assignor ("Lockbox Mail Service Agreement") shall remain in full force and effect and is hereby acknowledged. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy you have under the Lockbox Mail Service Agreement, nor constitute a waiver or any provision of the Lockbox Mail Service Agreement, except as specifically set forth herein. You may rely upon the contents of any Notice of Effectiveness or any other instructions you reasonably believe in good faith are those of the Agent. You have no obligation or responsibility to determine or verify any statements contained in any Notice of Effectiveness or any other instructions.

                  In connection with the foregoing, the Assignor and the Agent hereby instruct you, beginning on the date of receipt of the Notice of
Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Lock-Box, (ii) to deposit into the Lock-Box Account all such monies, checks, instruments and other items of payment (unless otherwise instructed by the Agent) and (iii) to transfer all funds deposited and collected in the Lock-Box Account pursuant to instructions given to you by the Agent from time to time.

                  You are hereby further instructed: (i) that unless and until the Agent notifies you to the contrary, you shall make such transfers from the Lock-Box Account at such times and in such manner as the Assignor shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit the Assignor and the






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Agent to obtain upon request any information relating to the Lock-Box Account, including, without limitation, any information regarding the balance or activity of the Lock-Box Account.

                  The Assignor also hereby notifies you that, beginning on the date of receipt by facsimile of the Notice of Effectiveness from the Agent, notwithstanding anything herein or elsewhere to the contrary, the Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lock-Box and the Lock-Box Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Box and the Lock-Box Account. The Agent acts as agent for persons having a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Lock-Box Account, and you shall be the Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to the Lock-Box and the funds deposited into the Lock-Box Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Lock-Box Account, and (ii) the face amount of any checks returned unpaid because of uncollected or insufficient funds).

                  This Agreement may be terminated at any time by the Assignor or you, upon thirty days' notice to the other party and the Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by you, the Agent and the Assignor. Any claim or cause of action of any party against any other relating to this Agreement which existed at the time of termination shall survive the termination. All mail received after the date specified in such notice of termination shall be returned by you to the Agent by first class mail or such other means mutually agreeable to you and the Agent.

                  No party shall assign or transfer its rights or obligations hereunder (other than to the Agent) without the prior written consent of you, the Agent and the Assignor. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

                  You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

                  You agree to give the Agent and the Assignor prompt notice if the Lock-Box or the Lock-Box Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process of which you have knowledge.

                  Assignor will pay your charges and fees applicable to the services provided pursuant to this Agreement. You will send Assignor a monthly statement of service charges and fees which are due and payable. Such charges and fees may be charged directly against the Lock-Box Account.

                  You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your actions or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

                  Assignor and Agent agree to indemnify you for, and hold you harmless from all claims, demands, losses, liabilities and reasonable out-of-pocket expenses, including legal fees and expenses, resulting from or with respect to this Agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation any action taken, or not taken, by you in regard thereto in accordance with the terms of this Agreement. This indemnity shall survive the termination of this Agreement.

                  No party will be liable for any failure to perform its obligations when the failure arises out of causes beyond its control, including, without limitation, an act of God, accident, equipment failure, labor disputes or system failure, provided its has exercised such diligence as the circumstances require.

                  This Agreement shall be construed in accordance with the internal laws (and not the law of conflicts) of Illinois and applicable federal laws.

                  Nothing in this Agreement or any course of dealing among the parties commits or obligates you to extend any overdraft or other credit to Assignor or the Agent.

                  This Agreement may be executed in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be (a) personally served, (b) sent by courier service, (c) telecopied or (d) sent by United States mail and shall be deemed to have been given when (a) delivered in person, (b) delivered by courier service, (c) upon receipt of the telecopy or (d) three business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed), provided, however, that notices to the Agent hereunder shall not be effective until actually received by the Agent. For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent, and (ii) the address of the Agent shall be One First Union Center, TW-9, Charlotte, North Carolina 28288, Attn.: Doug Wilson or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.


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                  Please agree to the terms of, and acknowledge receipt of, this
Agreement by signing in the space provided below.

                                       Very truly yours,

                                       ACS FUNDING TRUST I


                                       By:
                                          -------------------------------------
                                          Name: Malon Wilkus
                                          Title: Beneficiary Trustee

                                       ACS Funding Trust I
                                       6302 Maiden Lane
                                       Bethesda, Maryland 20817
                                       Attention: Malon Wilkus, Beneficiary
                                                  Trustee
                                       Telecopy #: (301) 654-6714

ACKNOWLEDGED AND AGREED:

LASALLE NATIONAL BANK

By:
   --------------------------------
   Name:
   Title:
Date:
    -------------------------------

LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60603
[Attention:]


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                                                                   ATTACHMENT 1
                                                             LOCK-BOX AGREEMENT

VIA FACSIMILE TRANSMISSION
TO:               LaSalle National Bank
DATED:            [Date]
ATTENTION:

             Re:  Lock-Box No.: 4522
                  Lock-Box Account No._________

Gentlemen:

                  Pursuant to the Lock-Box Agreement between ACS Funding Trust I and you, dated as of March 31, 1999 (the "Agreement"), we hereby give you notice that the transfers of the above-referenced Lock-Box and the Lock-Box Account, as described in the Agreement, are effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in the Agreement and, until we notify you to the contrary, to transfer on each Business Day all immediately available funds deposited in the Lock-Box Account by wire transfer, ACM or other method of transfer mutually agreeable to you and the Agent, to transfer all funds deposited and collected in the Lock-Box Account to account number in the name of the Agent ________ at __________________________.


                                         FIRST UNION CAPITAL MARKETS CORP.,
                                         as Agent


                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED:

LASALLE NATIONAL BANK

By:
  ---------------------------------
   Name:
   Title:

Date:
    -------------------------------

LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60603
[Attention:]
Telecopy #: